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                                                                    EXHIBIT 99.2

[LETTERHEAD OF RENTAL SERVICE CORPORATION]



PRESS RELEASE
For Immediate Release

Company Contact:  Douglas A. Waugaman, Chief Financial Officer
                  (602) 905-3300


        RENTAL SERVICE CORPORATION ANNOUNCES STOCKHOLDER APPROVAL OF ITS
                         1996 EQUITY PARTICIPATION PLAN


SCOTTSDALE, AZ - FEBRUARY 7, 1997 - RENTAL SERVICE CORPORATION (NASDAQ SYMBOL:
RSVC) announced today that its stockholders had approved the Company's adoption of the 1996 Equity Participation Plan of Rental Service Corporation (the "Plan").

The Company sought approval of the Plan by written consent of its stockholders as set forth in a January 10, 1997 proxy statement. A majority of the outstanding shares was necessary to approve the adoption of the Plan. The stockholder approval became effective as of the close of business on February 5, 1997, at which time the Company had received unrevoked written consents in favor of the adoption of the Plan representing a majority of the outstanding shares.

Rental Service Corporation is a leading equipment rental company serving the needs of a wide variety of industrial, manufacturing, construction, government and homeowner markets. Headquartered in Scottsdale, Arizona, the Company operates over 90 rental locations throughout the southeastern United States.